Exhibit (23)


Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 33-86312 of Hampshire Group, Limited on Form S-8/S-3 of our report dated March 8, 2000 on Hampshire Group, Limited for the year ended December 31, 1999, appearing on page F-2 in this Annual Report on Form 10-K.




/s/ DELOITTE & TOUCHE LLP
------------------------------
Deloitte & Touche LLP
Greenville, South Carolina
March 30, 2000

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Exhibit (23)(A)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/S-8 (No. 33-86312) of Hampshire Group, Limited of our report dated March 11, 1999 relating to the financial statements and financial statement schedules appearing on page F-3.



/s/ PricewaterhouseCoopers LLP
---------------------------------

Atlanta, Georgia
March 29, 2000